                                                                    Exhibit 99.1

[GRAPHIC REMOVED HERE]

Contact:
Mark R. Vincent
Director of Corporate Communications & Investor Relations mvincent@curagen.com
1-888-GENOMICS
www.curagen.com

FOR IMMEDIATE RELEASE

              CURAGEN REPORTS SECOND QUARTER 2002 FINANCIAL RESULTS

            CURAGEN EXPANDS OBESITY AND DIABETES ALLIANCE WITH BAYER
                 AND ADVANCES PROTEIN AND ANTIBODY DRUG PROGRAMS

NEW HAVEN, CT - JULY 25, 2002 - CuraGen Corporation (NASDAQ: CRGN), an integrated, genomics-based pharmaceutical company, today reported financial results for the second quarter, which ended on June 30, 2002.

During the second quarter, CuraGen continued its efforts to wind down its smaller, service-based collaborations and actively reallocate resources to operations that better enable Company scientists to focus on advancing CuraGen's proprietary drug development efforts and establishing more valuable strategic alliances. As a result, second quarter 2002 revenues decreased 40% to $3.7 million, as compared to $6.2 million for the same period in 2001. In line with prior financial guidance, research and development expenditures increased 36% to $22.2 million during the second quarter of 2002, as compared to $16.3 million for the same period in 2001. CuraGen's net loss for the second quarter of 2002 was $22 million, or $0.45 per common share, as compared to $10.3 million, or $0.21 per common share, for the same period in 2001.

As of June 30, 2002, CuraGen had available cash and investments of approximately $455 million, and convertible debentures of $150 million.

"We are continuing to make considerable investments in CuraGen's growing discovery and preclinical stage drug pipeline, while simultaneously investigating opportunities to monetize these investments in the long term, including selectively outlicensing drug candidates for further development and marketing. We remain intently focused on building a deep portfolio of protein, antibody, and small molecule therapeutics that will sustain CuraGen well into the future. Our existing drug development alliances with Abgenix and Bayer remain highly productive, and while our primary emphasis remains on furthering our own drug pipeline through these alliances, we are actively pursuing additional partners for our established cancer, inflammation, and CNS drug development programs," stated Jonathan M. Rothberg, Ph.D., Founder, Chairman, and CEO of CuraGen Corporation. "With committed partners, a dedicated scientific team, and appropriate financial resources, CuraGen believes it has the necessary elements to advance its broad pipeline and sustain a leadership position in the genomics-based pharmaceutical industry," added Dr. Rothberg.

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"CuraGen's systematic and integrated approach to drug development enables us to generate a tremendous amount of knowledge around each of our drug candidates and to investigate multiple applications for each of our discoveries," stated Henri
S. Lichenstein, Ph.D., CuraGen's Director of Drug Development. "We are continuing to advance our lead candidate, CG53135, toward clinical development. In parallel, we are evaluating several indications for this potential protein therapeutic, with the most advanced indications being for mucositis and ulcerative colitis. We remain on track to submit our initial IND for this protein during the first half of 2003," added Dr. Lichenstein.

To better facilitate the formulation and production of CuraGen's protein therapeutics for preclinical testing, the Company is expanding the capacity of its existing protein production facilities. By leveraging this existing space, CuraGen scientists will be able to maintain tighter controls over the production process without necessitating the immediate investment in a new production facility, as referenced in the company's January 31, 2002 press release.

SECOND QUARTER 2002 ACCOMPLISHMENTS

PROTEIN, ANTIBODY, AND SMALL MOLECULE DRUG PIPELINE

o The world's existing drugs have been developed based upon approximately 350 human gene-based targets. To date, CuraGen scientists have identified and are evaluating more than 500 non-redundant, new gene-based targets and have initiated over 200 projects based upon these newly discovered targets. Projects underway at CuraGen include 57 protein projects, of which 5 have been advanced into validated therapeutic candidates; 101 antibody projects, from which 19 fully human monoclonal antibodies are being evaluated in conjunction with Abgenix as potential therapeutics; and 47 small molecule projects, of which 11 screens are in progress or have been successfully completed with Bayer.

o CuraGen scientists presented results on CG53135 (FGF-20) at the Digestive Disease Week Conference in May. This protein, discovered by CuraGen scientists, has been shown to significantly reduce the severity and extent of tissue damage in multiple, independent disease models of inflammatory bowel disease.

o In the May issue of Cancer Research, CuraGen and Abgenix scientists reported successfully developing highly specific, fully human monoclonal antibodies (mAbs) that precisely bind to Platelet Derived Growth Factor
     (PDGF) D, yet do not bind to other members of the PDGF family. CuraGen recently demonstrated that PDGF D is associated with a number of diseases in the areas of oncology and inflammation, making antagonism of PDGF D through the use of fully human mAbs a potentially important method for treating unmet diseases in oncology and inflammation.

o In the July issue of Cancer Research, CuraGen reported on the potential novel function for an angiopoietin-related protein, which we named Angioarrestin. The Company's findings reveal Angioarrestin's function as an inhibitor of angiogenesis and indicate its potential utility as a cancer therapeutic.

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STRATEGIC DRUG DEVELOPMENT ALLIANCES

o As a result of the significant progress made to date, CuraGen and Bayer expanded their obesity and diabetes drug development and commercialization alliance to enable the companies to incorporate existing compounds that are currently part of Bayer's internal metabolic disease program. To date, CuraGen and Bayer have incorporated one existing compound into their joint development and commercialization alliance from Bayer's internal programs. CuraGen will apply its technologies and scientific expertise to selected compounds to gain a better understanding of their mechanisms of action, with the goal being to accelerate the drug development process. CuraGen will also apply its proteomics expertise to analyze related biochemical pathways to identify other potential sites for drug intervention. The two companies will co-develop and co-commercialize the selected compounds that are successfully advanced to market under terms of the original alliance agreement, which calls for Bayer and CuraGen to split profits by 56% and 44%, respectively. Since the inception of the alliance in January 2001, 11 drug targets have been advanced into, or have completed, small molecule drug screening.

o Abgenix and CuraGen continued to make significant progress in developing fully human monoclonal antibodies primarily targeted as treatments for inflammatory diseases and cancer. To date, the companies have jointly elected 101 antibody drug targets and have successfully developed 19 fully human monoclonal antibodies for further evaluation.

TECHNOLOGY UPDATE

o 454 Corporation, CuraGen's technology subsidiary, continued making progress in developing technologies and instrumentation that integrate nanotechnology with molecular biology and bioinformatics. These technologies are intended to enable scientists and physicians to discern gene and protein function by analyzing entire genomes within days, instead of years, to radically change the way we understand, diagnose and ultimately treat disease. Applications for these technologies are in the areas of drug development, biodefense, agriculture, and personalized medicine.

o CuraGen was issued its twenty-second patent, no. 6,395,478, Identification and comparison of protein to protein interactions that occur in populations and identification of inhibitors of these interactors. This is the third patent covering CuraGen's industrialized proteomics technologies for rapidly identifying novel protein interactions and disease-related pathways. Scientists are applying these technologies to provide insight into the function of important genes, elucidate relevant pathways, and facilitate the identification of potential drug targets for use in developing novel therapeutics.

 CuraGen Corporation (NASDAQ: CRGN) is a genomics-based pharmaceutical company. CuraGen's integrated, functional genomic technologies and Internet-based bioinformatic systems are designed to generate comprehensive information about genes, human genetic variations, gene expression, protein interactions, protein pathways, and potential drugs that affect these pathways. The Company is applying its industrialized genomic technologies, informatics, and validation technologies to develop protein, antibody, and small molecule therapeutics to treat obesity and diabetes, cancer, inflammatory diseases, and central nervous system (CNS) disorders. CuraGen is headquartered in New Haven, CT. Additional information is available at www.curagen.com.

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This press release may contain forward-looking statements that are subject to risks and uncertainties, including statements about selectively outlicensing drug candidates for further development and marketing over the coming years, CuraGen's intention to build a deep portfolio of protein, antibody, and small molecule therapeutics that will sustain it well into the future, CuraGen's ability to attract additional partners for its established cancer, inflammation, and CNS drug development programs, CuraGen's ability to sustain a leadership position in the genomics-based pharmaceutical industry, CuraGen's expectation to submit its initial IND for its lead candidate, CG53135, during the first half of 2003, CuraGen's ability to expand the capacity of its existing protein production facilities and maintain tighter controls over the protein production process without necessitating the immediate investment of constructing a new production facility, Angioarrestin's potential utility as a cancer therapeutic, CuraGen's ability to successfully commercialize compounds under its alliance with Bayer AG, 454 Corporation's ability to build technologies that will enable scientists and physicians to discern gene and protein function by analyzing entire genomes within days, instead of years, and thus radically changing the way we understand, diagnose and ultimately treat disease. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. CuraGen cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors, including, but not limited to, the following: CuraGen's stage of development as a genomics-based pharmaceutical company, uncertainties of clinical trials, government regulation and healthcare reform, technological uncertainty and product development risks, product liability exposure, uncertainty of additional funding, CuraGen's history of incurring losses and the uncertainty of achieving profitability, reliance on research collaborations and strategic alliances, competition, CuraGen's ability to protect its patents and proprietary rights and uncertainties relating to commercialization rights. Please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for a description of these risks. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

                         -(Financial Table to Follow)-

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                       CURAGEN CORPORATION AND SUBSIDIARY
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (unaudited)


                                                                   THREE MONTHS ENDED                     SIX MONTHS ENDED
                                                                        JUNE 30,                              JUNE 30,
                                                               ----------------------------------------------------------------
                                                                 2002              2001                2002              2001
                                                               --------          --------            --------          --------
Revenue:
   Collaboration revenue                                       $  3,659          $  6,240            $  8,471          $ 11,901
                                                               --------          --------            --------          --------
    Total revenue                                                 3,659             6,240               8,471            11,901
                                                               --------          --------            --------          --------

Operating expenses:
   Research and development                                      22,238            16,339              42,372            28,473
   General and administrative                                     5,253             4,636              11,187             9,159
                                                               --------          --------            --------          --------
    Total operating expenses                                     27,491            20,975              53,559            37,632
                                                               --------          --------            --------          --------

Loss from operations                                            (23,832)          (14,735)            (45,088)          (25,731)
Interest income, net                                                473             3,827                 879             8,722
                                                               --------          --------            --------          --------

Net loss before income taxes and minority interest
 in subsidiary loss                                             (23,359)          (10,908)            (44,209)          (17,009)

Income tax benefit                                                  350               300                 885               800
Minority interest in subsidiary loss                                988               329               1,672               574
                                                               --------          --------            --------          --------

Net loss                                                       $(22,021)         $(10,279)           $(41,652)         $(15,635)
                                                               ========          ========            ========          ========

Basic and diluted net loss per share                           $  (0.45)         $  (0.21)           $  (0.85)         $  (0.33)
                                                               --------          --------            --------          --------

Weighted average number of shares used in
   computing basic and diluted net loss per share                48,897            48,556              48,851            47,731
                                                               ========          ========            ========          ========



                       SELECTED BALANCE SHEET INFORMATION



                                                JUNE 30,        DECEMBER 31,
                                                  2002              2001
                                              -----------       ------------
                                              (unaudited)         (audited)
Cash and investments                           $455,367           $508,349
Working capital                                 443,374            496,131
Total assets                                    497,643            538,701
Total long-term liabilities                     150,935            152,297
Accumulated deficit                             166,245            124,592
Stockholders' equity                            316,628            355,945

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